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EXHIBIT 21.1

SUBSIDIARIES OF COMFORT SYSTEMS USA, INC.
as of December 31, 2015

ENTITY NAME	DOMESTIC JURISDICTION	FORMATION DATE
ACI Mechanical, Inc.	Delaware	06/26/1998
ARC Comfort Systems USA, Inc.	Delaware	03/17/1998
Accu-Temp GP, Inc.	Delaware	05/21/1998
Accu-Temp LP, Inc.	Delaware	05/20/1998
Acorn Industrial, LLC	North Carolina	01/03/1997
Air Systems Engineering, Inc.	Washington	05/18/1973
AirTemp, Inc.	Maine	10/15/1998
Atlas-Accurate Holdings, L.L.C.	Delaware	12/28/1998
Atlas Comfort Systems USA, L.L.C.	Delaware	06/08/2007
Batchelor's Mechanical Contractors, LLC	Alabama	03/16/1981
BCM Controls Corporation	Massachusetts	10/03/1984
California Comfort Systems USA, Inc.	California	05/18/1983
ColonialWebb Contractors Company	Virginia	03/30/1972
Comfort Systems USA (Arkansas), Inc.	Delaware	03/17/1998
Comfort Systems USA (Baltimore), LLC	Delaware	10/15/1998
Comfort Systems USA (Bristol), Inc.	Delaware	08/25/1997
Comfort Systems USA Energy Services, Inc.	Delaware	08/25/1997
Comfort Systems USA G.P., Inc.	Delaware	08/12/1998
Comfort Systems USA (Indiana), LLC	Indiana	06/08/2015
Comfort Systems USA (Intermountain), Inc.	Utah	05/06/1969
Comfort Systems USA (Kentucky), Inc.	Kentucky	02/10/1981
Comfort Systems USA (MidAtlantic), LLC	Virginia	01/01/2010
Comfort Systems USA (Midwest), LLC	Iowa	10/13/2009
Comfort Systems USA (Ohio), Inc.	Ohio	10/10/1979
Comfort Systems USA Puerto Rico, Inc.	Puerto Rico	08/09/1991
Comfort Systems USA (South Central), Inc.	Texas	06/22/2007
Comfort Systems USA (Southeast), Inc.	Delaware	03/24/1998
Comfort Systems USA (Southwest), Inc.	Arizona	12/23/1977
Comfort Systems USA Strategic Accounts, LLC	Indiana	07/28/1998
Comfort Systems USA (Syracuse), Inc.	New York	03/08/1965
Comfort Systems USA (Texas), L.P.	Texas	08/14/1998
Comfort Systems USA (Western Michigan), Inc.	Michigan	07/21/1989
Control Concepts, LLC	Georgia	12/16/1996
Control Concepts Mechanical Services, LLC	Georgia	01/17/2008
CS53 Acquisition Corp.	Delaware	01/26/1999
CSUSA (10), LLC	North Carolina	10/21/2011
Delcard Associates, LLC	Delaware	06/23/2000
Design Mechanical Incorporated	Delaware	10/30/1997
Dyna Ten Corporation	Texas	06/26/1980
Dyna Ten Maintenance Services, LLC	Texas	08/07/2006
Eastern Heating & Cooling, Inc.	New York	12/19/1988
Eastern Refrigeration Co., Inc.	New York	01/30/1990
Environmental Air Systems, LLC	North Carolina	10/07/2011
Envirotrol, LLC	North Carolina	10/27/2011
Granite State Holdings Company, Inc.	Delaware	11/02/2005
Granite State Plumbing & Heating, LLC	Delaware	07/31/2001
H & M Mechanical, Inc.	Alabama	08/06/1998
Helm Corporation	Colorado	10/26/1972

ENTITY NAME	DOMESTIC JURISDICTION	FORMATION DATE
Hess Mechanical, LLC	Delaware	03/17/1998
Hudson River Heating and Cooling, Inc.	Delaware	08/19/2005
H-VAC Supply, L.L.C.	Puerto Rico	10/18/2006
Mechanical Technical Services, Inc.	Texas	06/22/2007
Merit Mechanical, Inc.	Washington	02/14/1984
MJ Mechanical Services, Inc.	Delaware	12/12/1997
North American Mechanical, Inc.	Delaware	03/17/1998
Plant Services Incorporated	Iowa	07/02/1986
Quality Air Heating and Cooling, Inc.	Michigan	09/10/1980
Riddleberger Brothers, Inc.	Virginia	12/22/1958
S.I. Goldman Company, Inc.	Florida	10/04/1976
S.M. Lawrence Company, Inc.	Tennessee	03/08/1973
SA Associates, Inc.	Utah	03/27/1984
Salmon & Alder, L.L.C.	Utah	07/08/1996
Seasonair, Inc.	Maryland	10/28/1966
Temp-Right Service, Inc.	Delaware	09/25/1997

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  EXHIBIT 21.1
SUBSIDIARIES OF COMFORT SYSTEMS USA, INC. as of December 31, 2015